                                                                EXHIBIT NO. 10.2


                            NOTE PURCHASE AGREEMENT

          NOTE PURCHASE AGREEMENT dated as of July 21, 1997, between Cytogen Corporation, a Delaware corporation (the "Company"), and Elan International Services, Ltd., a Bermuda corporation (the "Purchaser").


                                R E C I T A L S:
                                ----------------

               The Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company a Promissory Note, dated as of the date hereof, in the principal amount of U.S.$10 million in the form attached hereto as Exhibit A (the "Note").
          ---------


                               A G R E E M E N T:
                               -----------------

          The parties agree as follows:

          SECTION 1.  Closings.
                      ---------

          (a) The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof (the "Closing Date"), at the offices of Brock Fensterstock Silverstein McAuliffe & Wade LLC, 153 East 53rd Street, New York, New York 10122, or such other place as the parties may agree.

          (b) At the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company the Note, upon the terms and subject to the conditions set forth herein, for an aggregate purchase price of U.S.$10 million.

          (c) At the Closing, the parties hereto shall execute and deliver to each other, as applicable:

               (i) the Note, which shall be executed and delivered by the Company to the Purchaser; and

               (ii) certificates as to the incumbency of the officers executing this Agreement and the Note and such other matters as shall be customary for transactions of this type and as may be reasonably requested by each of the parties hereto of the other.

          In addition, at the Closing, the Company shall cause to be delivered to the Purchaser an opinion of counsel (who may be internal counsel) in form reasonably satisfactory to the Purchaser, covering customary matters.
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          SECTION 2.  Representations and Warranties of the Company.
                      ----------------------------------------------

               2.1 Organization.
                   -------------

          The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is qualified and in good standing to do business in the State of New Jersey and each other jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

               2.2 Authorization of Agreement.
                   ---------------------------

          The execution, delivery and performance by the Company of this Agreement and the Note (including the issuance and sale thereof) have been authorized by all requisite corporate actions by the Company; and this Agreement and the Note (including the issuance and sale thereof) have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               2.3 No Conflicts.
                   -------------

          The execution, delivery and performance by the Company of this Agreement and the Note (including the issuance and sale thereof), and compliance with the provisions hereof by the Company, will not (a) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of its properties or assets or (b) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under its Certificate of Incorporation, as amended, its Certificate of Designations or By-laws, or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature, except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                                       2
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               2.4 Approvals.
                   ----------

          Except for the filing of any notice subsequent to the Closing that may be required under applicable federal or state law (which, if required, shall be filed on a timely basis), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Note (including the issuance and sale thereof) by the Company. There is no approval of the Company's stockholders required under applicable laws, regulations or stock exchange or listing authority rules or regulations in connection with the execution and delivery this Agreement or the Note or the consummation of the transactions contemplated thereby, including the issuance of the Note.

               2.5 Filings.
                   --------

          The Company has filed its annual report on Form 10-K for the year ended December 31, 1996 and its quarterly report on Form 10-Q for the quarter ended March 31, 1997 (collectively, including all exhibits and schedules required to be filed in connection therewith, the "SEC Filings") with the U.S. Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities acts. The audited financial statements of the Company for the fiscal year ended December 31, 1996 included in the SEC Filings (the "Audited Financial Statements"), and the Company's unaudited balance sheet for the period ending March 31, 1997, together with the accompanying statements of operations and cash flows including the notes thereto (the "March Financial Statements"; collectively, with the Audited Financial Statements, the "Financial Statements") fairly present the financial condition of the Company at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be otherwise indicated in such financial statements or the notes thereto), subject, in the case of the March Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosure.

               2.6 Absence of Changes.
                   -------------------

          Except as set forth on Schedule 2.6, since March 31, 1997, there has
                                 ------------
been no change in the assets, liabilities, financial condition or operating results of the Company from that reflected on the Form 10-Q filed with the SEC in respect of such quarter, except changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

               2.7 Disclosure.
                   -----------

          This Agreement and the Note do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and

                                       3
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therein not misleading.  The Company is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a Material Adverse Effect thereon, which should be but is not disclosed in the SEC Filings in order for the disclosure therein relating to the Company not to be misleading in any material respect.

               2.8 Brokers or Finders.
                   -------------------

          The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement and the Note. The Company agrees to indemnify and hold the Purchaser harmless against any liability, settlement or expense arising out of, or in connection with, any such claim (without regard to the limitations described in Section 7 below).

          SECTION 3.  Representation and Warranties of the Purchaser.
                      -----------------------------------------------

          The Purchaser hereby represents and warrants to the Company as follows:

               3.1 Organization.
                   -------------

          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Purchaser is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of the Purchaser.

               3.2 Authorization of Agreement.
                   ---------------------------

          The Purchaser has full legal right, power and authority to enter into this Agreement and purchase and accept the Note, and perform its obligation hereunder, which have been duly authorized by all requisite corporate action. This Agreement and the funding of the Note are the valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms.

               3.3 No Conflicts.
                   -------------

          The execution, delivery and performance by the Purchaser of this Agreement, the purchase and acceptance of the Note and compliance with provisions hereof by the Purchaser, will not (a) violate any provisions of applicable law, statute, rule or regulation applicable to the Purchaser or any ruling, written, injunction, order, judgement or decree of any court, arbitration, administrative agency of other governmental body applicable to the Purchaser of any of its

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properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time to both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under the Certificate of Incorporation or By-laws of the Purchaser or any material contract to which the Purchaser is party, except where such violation conflict or breach would not, individually or in the aggregate, have a material adverse effect on the Purchaser.

               3.4 Approvals.
                   ----------

          No permit, authorization, consents or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Note (including the funding and acceptance thereof) by the Purchaser.

               3.5 Investment Representations.
                   ---------------------------

          (a) The Purchaser is capable of evaluating the merits and risks of the transactions described herein and has the capacity to protect its own interests. The Purchaser has not been formed solely for the purpose of entering into the transactions described herein and is acquiring the Note for investment for its owns account, not as a nominee or agent, and not with the view to, or for sale in connection with, any distribution of any part thereof.

          (b) Nothing contained in this Section 3.5 shall limit any of the Company's representations or warranties or limit the Purchaser's recourse in respect thereof.

               3.6 Brokers or Finder.
                   ------------------

          Except as previously disclosed to the Company, the Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Note.

          SECTION 4.  Covenants of the Company.
                      -------------------------

               (a) From and after the date hereof, the Company shall not disclose to any person or entity (other than its directors, officers and agents who need to know such information in connection with the transactions described herein (each of whom shall be informed of this confidentiality provision and in respect of whose breaches the Company shall be responsible)) this Agreement or the Note or the substance of the transactions described herein, without the prior written consent of the Purchaser, except to the extent required by applicable laws or administrative or judicial process.

               (b) From and after the date hereof, the Company agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Purchaser such

                                       5
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additional assignments, agreements, powers and instruments, as the Purchaser may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the Note or to better to assure and confirm unto the Purchaser its rights, powers and remedies hereunder and thereunder.

          SECTION 5.  Parties in Interest; Etc.
                      -------------------------

          This Agreement shall not be assigned, transferred or delegated by either party hereto (other than in the case of the Purchaser to one or more of its affiliates) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of the Company, the Purchaser and their respective successors and assigns.

          SECTION 6.  Entire Agreement.
                      -----------------

          This Agreement and the Note contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

          SECTION 7.  Indemnification.
                      ----------------

          (a) In addition to all rights and remedies available to the parties hereunder at law or in equity, each party (in such capacity, an "Indemnifying Party") shall indemnify the other party, and their respective affiliates and their respective stockholders, officers, directors, employees, agents, representatives, successors and permanent assigns (collectively, the "Indemnified Person") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") that any such Indemnified Person may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party under Section 2 or 3 of this Agreement, as applicable; or

               (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Indemnifying Party under Section 4 of this Agreement.

          (b) The maximum recovery of the Purchaser under this Section 7 shall not exceed $10 million; the maximum recovery of the Company under this Section 7 shall not exceed actual costs and expenses of the Company in negotiating, executing and delivering this Agreement and

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out-of-pocket expenses incurred in connection with the successful assertion of any claim hereunder. Neither Indemnified Party shall assert any such claim unless Losses in respect thereof, when aggregated with all previous Losses hereunder, equal or exceed $50,000, but at such time that an Indemnified Party is so permitted to assert a claim shall include all Losses covered by this indemnification.

          (c) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination which is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Persons reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Persons all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Indemnifying Party reasonably incurred in effecting such recovery, if any.

          (d) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 7(b) above, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Persons or the acceptance of any certificate or opinion. All indemnification rights hereunder shall terminate 18 months after the Closing Date, except for claims made in writing prior to such time.

          (e) If for any reason the indemnity provided for the this Section 7 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. The indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of this Agreement. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal part to any such lawsuit, claims or other proceedings.

          SECTION 8.  Notices.
                      --------

          (a) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

               (i) if to the Company, to:

               Cytogen Corporation
               600 College Road East
               CN 5308
               Princeton, New Jersey 08540-55308
               Telecopy: (609) 951-9298
               Attention: General Counsel
               ----------

               (ii) if to the Purchaser, to:

               Elan International Services, Ltd.
               102 St. James Court
               Flatts Smiths
               SL04
               Bermuda
               Telecopy: (441) 292-2224
               Attention: President;
               ----------

               with a copy to:

               Brock Fensterstock Silverstein McAuliffe & Wade LLC 153 East 53rd Street
               New York, New York 10022
               Telecopy: (212) 371-5500
               Attention: David Robbins
               ---------

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that day on which the piece of mail containing such communication is posted.

          (b) Notice hereunder may be given on behalf of the parties by their respective attorneys.

          SECTION 9.  Amendments.
                      -----------

          This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Purchaser.

          SECTION 10.  Counterparts and Facsimile.
                       ---------------------------

          The Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

          SECTION 11.  Headings.
                       ---------

          The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

          SECTION 12.  Governing Law.
                       --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to principles of conflicts of laws).

          SECTION 13.  Expenses.
                       ---------

          Each party shall bear and be responsible for its own costs and expenses incurred in connection with this Agreement and the Note and the transactions contemplated hereby.

          SECTION 14.  Public Releases.
                       ----------------

          The parties shall reasonably agree upon the contents of a press release or releases and other public disclosure in respect of the transaction contemplated hereby, except as may otherwise be required by applicable law; each party covenants not to issue such release or make such disclosure absent such agreement.



                           [Signature page to follow]

          IN WITNESS WHEREOF, each of the undersigned has duly executed this Note Purchase Agreement as of the date first written above.


                                        CYTOGEN CORPORATION


                                        By: /s/ T. Jerome Madison
                                           ------------------------
                                         Name: T. Jerome Madison
                                         Title: Chief Financial Officer


                                        ELAN INTERNATIONAL SERVICES, LTD.


                                        By: /s/ Kevin Insley
                                           -------------------------------
                                         Name: Kevin Insley
                                         Title: President and CFO